UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2024

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2024, Loop Industries, Inc. (the “Company” or “Loop”) entered into an Amended and Restated Share Purchase Agreement (the “Amended Agreement”) with Reed Management SAS (“Reed”), which amends the original Share Purchase Agreement dated May 30, 2024 previously reported by the Company in a current report on Form 8-K filed on June 4, 2024. To facilitate the closing of the transactions contemplated by the Amended Agreement, a simplified joint-stock company is in the process of being incorporated under French law (“Loop Europe”), which is expected to be owned 90% by Reed and 10% by Loop.

The Amended Agreement provides, among other things:

•	Upon the closing, Loop will sell and issue a number of shares of convertible preferred stock of the Company to Loop Europe for aggregate gross proceeds of €10 million, which will occur simultaneously with Loop Europe’s issuance of corporate bonds to Reed in the amount of €10 million;
•	Upon or prior to the closing, Loop Europe will pay Loop the first royalty tranche of €10 million under a license agreement to be entered into between Loop, as licensor, and Loop Europe, as licensee, which agreement will grant a non-transferable, non-exclusive, royalty-bearing license to use Loop’s technology, which may only be implemented once and for a single facility, with the right to grant one sublicense.

The closing of the transactions is subject to the fulfillment of customary closing conditions, including the completion of the incorporation of Loop Europe and the delivery of executed transaction documents related to the issuance of the convertible preferred stock and the grant of the license. The Company currently anticipates that the transactions will close within seven business days following the incorporation of Loop Europe.

INFORMATION RELATING TO FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results, or strategies and are generally identified by words such as “anticipates,” “expects,” “may,” “plans,” or “will.” These forward-looking statements include, but are not limited to, statements regarding Loop’s expectations that the proposed transactions contemplated by the Amended Agreement will close within the anticipated timeline and that the expected benefits of the transactions will be realized. Although Loop believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Factors that could cause actual results or events to differ materially from those reflected in Loop’s forward-looking statements include, among others, the risk that the incorporation of Loop Europe may be delayed, that the closing conditions under the Amended Agreement may not be satisfied, or that the proposed transactions may not be completed for other reasons. Other risks and uncertainties include those detailed in Loop’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended February 29, 2024, and subsequent filings. Loop undertakes no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: December 18, 2024	By:	/s/ Fady Mansour
Fady Mansour
Chief Financial Officer

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